Exhibit 10.4

aMENDMENT NO. 1 TO INVESTOR rIGHTS AGREEMENT

This Amendment NO. 1 TO INVESTOR rIGHTS AGREEMENT, dated as of May 2, 2023 (this “Amendment”), is made by and among Xtant Medical Holdings, Inc. (the “Company”), OrbiMed Royalty Opportunities II, LP (“OrbiMed”), ROS Acquisition Offshore LP (“ROS” and, together with OrbiMed, the “Investors”).

WHEREAS, the parties hereto are parties to that certain Investor Rights Agreement dated as of February 14, 2018 (the “Investor Rights Agreement”).

WHEREAS, Section 6.8 of the Investor Rights Agreement permits the parties to amend any term of such agreement by a writing signed by the Company and the Investors (the “Required Signatories”).

WHEREAS, the undersigned parties constitute the Required Signatories.

WHEREAS, the parties desire to amend the Investor Rights Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Investor Rights Agreement.

2. Amendments to the Investor Rights Agreement. The Investor Rights Agreement is hereby amended as follows:

A. Section 2.4(a)(vii) is hereby deleted, and paragraphs (viii) and (ix) are renumbered as paragraphs (vii) and (viii), respectively.

B. Section 2.4(b) is hereby deleted, effective upon the stockholders of the Company approving an amendment to the Company’s Amended and Restated Certificate of Incorporation to require the approval of at least 75% of the directors of the Company then holding office to fix the number of directors of the Corporation at more than seven (7) directors.

3. No Other Amendments. Except as specifically amended by this Amendment, all other provisions of the Investor Rights Agreement shall remain in full force and effect. This Amendment shall not constitute or operate as a waiver of, or estoppel with respect to, any provisions of the Investor Rights Agreement by any party hereto.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

5. Governing Law. This Amendment shall be governed by, construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require application of the laws of a jurisdiction other than such State.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

COMPANY:

XTANT MEDICAL HOLDINGS, INC.

By:	/s/ Sean E. Browne
Name:	Sean E. Browne
Its:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 to Investor Rights Agreement]

INVESTORS:

ORBIMED ROYALTY OPPORTUNITIES II, LP

By:	OrbiMed ROF II LLC
Its:	General Partner

By:	OrbiMed Advisors LLC
Its:	Managing Member

By:	/s/ Matthew Rizzo
Name:	Matthew Rizzo
Title:	Member

ROS ACQUISITION OFFSHORE LP

By:	OrbiMed Advisors LLC
Its:	Investment Manager

By:	/s/ Matthew Rizzo
Name:	Matthew Rizzo
Title:	Member

[Signature Page to Amendment No. 1 to Investor Rights Agreement]